Exhibit 99.1

Intellinetics, Inc. Reports First Quarter Results

Record Quarterly Software as a Service;

Continued Strong Cash Flow

COLUMBUS, OH – (May 16, 2022) – Intellinetics, Inc. (OTCQB: INLX), a digital transformation solutions provider, announced financial results for the three months ended March 31, 2022.

2022 First Quarter Financial Highlights

●	Total Revenue increased 3% from the same period in 2021.
●	Software as a Service Revenue increased 33% from the same period in 2021.
●	Net Loss of $20,126, compared to Net Income of $842,772 from the same period in 2021.

○	Q1 2021 included other income of $845,083 for forgiveness of the PPP loan and interest.
○	Q1 2022 included $70,051 of transaction costs.

●	Adjusted EBITDA increased 18% to $421,300, compared to $356,165 from the same period in 2021.

Summary – 2022 First Quarter Results

Revenues for the three months ended March 31, 2022 were $2,703,512 as compared with $2,635,219 for the same period in 2021. The increase in our software and software-as-a-service revenues more than offset a decrease in professional services, primarily COVID driven, and a decrease in storage and retrieval revenues, due to unfavorable comparisons to one-time shredding projects in 2021. Intellinetics reported a net loss of $20,126 for the three months ended March 31, 2022 compared to a net income of $842,772 for the same period in 2021. The net loss was the result of transaction costs of $70,051 in 2022 (none in 2021), expended in support of our acquisition on April 1, 2022. In addition, the difference in first quarter year-over-year results was primarily because of the gain on extinguishment of debt of $845,083 from the full forgiveness of our PPP loan during the three months ended March 31, 2021. Correspondingly, net loss per basic and diluted share were both $0.01 for the three months ended March 31, 2022, compared to $0.30 and $0.27, respectively, for the three months ended March 31, 2021.

2022 Other Highlights

●	On April 1, 2022 we completed the acquisition of Yellow Folder, LLC. This acquisition more than doubles our SAAS revenues, adds positive cash flow, and approximately doubles our customer count in the K-12 education market.
●	Simultaneously, we completed $8.7 million in equity and debt financing.

James F. DeSocio, President & CEO of Intellinetics, stated, “We achieved our goal of improved revenue numbers from Q1 of 2021 to Q1 of 2022, despite the renewed COVID headwinds we faced in the fourth quarter of 2021 and first quarter of 2022. For the first quarter of 2022 we beat our software as a service goal. For the ninth straight quarter we showed positive adjusted EBITDA and have surpassed $300,000 of positive Adjusted EBITDA for the seventh straight quarter. This has been a very good quarter for Intellinetics despite the many challenges we have faced with COVID, hiring employees and the onset of inflationary pressures.

“Our teams continue to perform at a high level. Year-to-date, our sales team and partner program have delivered record order entry levels. We have built the largest backlog in future contract value in company history. At the time of this press release, we have signed 154 new contracts since the beginning of the year, with an estimated Total Contract Value of approximately $3.9 million, recognizable in revenue over one year or less. Twenty-six percent of these contracts were new customer logos. Last year at this time we had closed 131 contracts with an estimated Total Contract Value of approximately $2.6 million. Our success validates both our go-to-market strategy and our M&A strategy.

“After our acquisition of Yellow Folder, we now have a very strong position in the K-12 education market with over 500 customers using our Enterprise Content Management solutions. I’m excited for all our other target markets as well. Further, we’ve already begun cross-selling initiatives, where we’ve secured a document conversion scanning project from a Yellow Folder hosted customer. We are positioned for 2022 better than ever in our history. Given our recent acquisition and our strong order entry year to date, we expect to continue to grow our revenues and Adjusted EBITDA.

Conference Call

Intellinetics is holding a conference call to discuss these results on Monday, May 16, 2022, at 4:30 p.m. Eastern Time. The conference call can be accessed by dialing +1 929 205 6099 and providing passcode 84709835261#. If you are unable to participate during the live call, a replay of the conference call will be available approximately two hours after the completion of the call through May 31, 2022. To listen to the replay, the call will be archived on the company’s website at https://www.intellinetics.com/company-news/.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, empowers organizations to manage, store and protect their important documents and data. The company offers its IntelliCloudTM content management platform, in addition to business process outsourcing (BPO), document and micrographics scanning services, and records storage. Intellinetics guides companies through the digital transformation process to reduce risk, strengthen compliance and enable anytime, anywhere access to mission critical forms and documents. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, future contract values, including 2022 revenues and future revenue streams from new and existing customers, 2022 Adjusted EBITDA, future cash flow, cross-selling efforts and other synergies associated with our recent acquisition of Yellow Folder and the success of our integration efforts; revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA and Total Contract Value as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended March 31,
	2022	2021
Net (loss) income - GAAP	$(20,126)	$842,772
Interest expense, net	112,601	113,044
Depreciation and amortization	114,110	94,884
Stock-based compensation	80,460	80,598
Transaction costs	70,051	-
Change in fair value of earnout liabilities	64,204	69,950
Gain on extinguishment of debt	-	(845,083)
Adjusted EBITDA	$421,300	$356,165

Total Contract Value: Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

We define Total Contract Value as the estimated total future revenues from contracts signed during the period. This refers to deals that have been awarded by our government and commercial customers. It presumes the future provision of all software, subscription services, and/or professional services without any termination of the contracts by either party. There can be no guarantee that all work will be completed, during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized.

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Revenues:
Sale of software	$64,491	$9,594
Software as a service	431,221	323,726
Software maintenance services	336,602	340,446
Professional services	1,587,948	1,652,463
Storage and retrieval services	283,250	308,990
Total revenues	2,703,512	2,635,219

Cost of revenues:
Sale of software	26,193	4,237
Software as a service	91,249	76,340
Software maintenance services	18,300	24,388
Professional services	848,167	834,238
Storage and retrieval services	87,766	91,112
Total cost of revenues	1,071,675	1,030,315

Gross profit	1,631,837	1,604,904

Operating expenses:
General and administrative	938,883	1,039,026
Change in fair value of earnout liabilities	64,204	69,950
Transaction costs	70,051	-
Sales and marketing	352,114	290,311
Depreciation and amortization	114,110	94,884

Total operating expenses	1,539,362	1,494,171

Income from operations	92,475	110,733

Other income (expense)
Gain on extinguishment of debt	-	845,083
Interest expense, net	(112,601)	(113,044)

Total other (expense) income	(112,601)	732,039

(Loss) income before income taxes	(20,126)	842,772

Income tax benefit	-	-

Net (loss) income	$(20,126)	$842,772

Basic net (loss) income per share:	$(0.01)	$0.30
Diluted net (loss) income per share:	$(0.01)	$0.27

Weighted average number of common shares outstanding - basic	2,830,899	2,822,665
Weighted average number of common shares outstanding - diluted	2,830,899	3,106,885

INTELLINETICS, INC. and SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

	(unaudited)
	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$2,172,758	$1,752,630
Accounts receivable, net	898,399	1,176,059
Accounts receivable, unbilled	473,986	444,782
Parts and supplies, net	65,713	76,691
Other contract assets	86,603	78,556
Prepaid expenses and other current assets	211,087	155,550
Total current assets	3,908,546	3,684,268

Property and equipment, net	1,087,832	1,091,780
Right of use assets	3,687,107	3,841,612
Intangible assets, net	914,377	968,496
Goodwill	2,322,887	2,322,887
Other assets	79,293	53,089
Total assets	$12,000,042	$11,962,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$330,270	$181,521
Accrued compensation	287,044	343,576
Accrued expenses, other	155,384	161,862
Lease liabilities - current	635,423	616,070
Deferred revenues	1,136,066	1,194,649
Deferred compensation	80,662	100,828
Earnout liabilities - current	994,527	958,818
Notes payable - current	1,807,128	-
Total current liabilities	5,426,504	3,557,324

Long-term liabilities:
Notes payable - net of current portion	-	1,754,527
Lease liabilities - net of current portion	3,151,110	3,316,682
Earnout liabilities - net of current portion	700,358	671,863
Total long-term liabilities	3,851,468	5,743,072
Total liabilities	9,277,972	9,300,396

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,831,169 and 2,823,072 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2,831	2,823
Additional paid-in capital	24,377,681	24,297,229
Accumulated deficit	(21,658,442)	(21,638,316)
Total stockholders’ equity	2,722,070	2,661,736
Total liabilities and stockholders’ equity	$12,000,042	$11,962,132

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended December 31,
	2022	2021

Cash flows from operating activities:
Net (income) income	$(20,126)	$842,772
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	114,110	94,884
Bad debt (recovery) expense	(2,097)	(2,634)
Parts and supplies reserve change	-	4,500
Amortization of deferred financing costs	25,935	25,935
Amortization of debt discount	26,666	26,666
Amortization of right of use asset	154,505	129,560
Stock issued for services	57,500	57,500
Stock options compensation	22,960	23,098
Gain on extinguishment of debt	-	(845,083)
Change in fair value of earnout liabilities	64,204	69,950
Changes in operating assets and liabilities:
Accounts receivable	279,757	(260,009)
Accounts receivable, unbilled	(29,204)	177,371
Parts and supplies	10,978	(593)
Prepaid expenses and other current assets	(89,788)	(65,309)
Accounts payable and accrued expenses	85,739	227,897
Lease liabilities, current and long-term	(146,219)	(129,759)
Deferred compensation	(20,166)	-
Accrued interest, current and long-term	-	442
Deferred revenues	(58,583)	(50,319)
Total adjustments	496,297	(515,903)
Net cash provided by operating activities	476,171	326,869

Cash flows from investing activities:
Purchases of property and equipment	(56,043)	(231,699)
Net cash used in investing activities	(56,043)	(231,699)

Net increase in cash	420,128	95,170
Cash - beginning of period	1,752,630	1,907,882
Cash - end of period	$2,172,758	$2,003,052

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$60,000	$60,000
Cash paid during the period for income taxes	$1,303	$913